UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 12, 2016
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Purchase of Houston Interests, LLC

On December 12, 2016, Matrix PDM Engineering, Inc., (“Matrix PDM”), a subsidiary of Matrix Service Company (the “Company”), entered into a Membership Interest Purchase Agreement dated as of such date (the “Purchase Agreement”), by and among Matrix PDM, as purchaser, the C. Douglas Houston Revocable Trust U/T/A dated November 21, 2016, as seller, and C. Douglas Houston, an individual and the grantor and trustee of the seller, as seller representative. Pursuant to the Purchase Agreement, Matrix PDM will acquire all of the issued and outstanding membership interests of Houston Interests, LLC, a global solutions consulting, engineering, design, construction and systems integration business headquartered in Tulsa, Oklahoma, with offices in New Orleans, Louisiana, Columbus, Ohio and Pittsburgh, Pennsylvania (“Houston Interests”). The transactions contemplated by the Purchase Agreement closed on December 12, 2016.

The purchase price is $46.0 million of cash, subject to certain post-closing adjustments for working capital, cash and other items. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the Purchase Agreement.

The summary of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Matrix PDM, the seller, Houston Interests or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Matrix PDM, the seller, Houston Interests or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.
Credit Agreement Amendment

On December 12, 2016, the Company entered into an Increase Agreement and Third Amendment to Third Amended and Restated Credit Agreement (the “Amendment”), by and among the Company and certain of its Canadian subsidiaries party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Lenders party thereto (the “Lenders”), which amends the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as previously amended, the “Existing Credit Agreement” and, as further amended by the Amendment, the “Credit Agreement”).

The Amendment amends the Existing Credit Agreement in certain respects, including the following:

•	Pursuant to the Existing Credit Agreement’s accordion feature, the aggregate revolving loan commitments of the Lenders are increased from $200.0 million to $250.0 million.

•	The maximum aggregate amount, or sublimit, for Canadian Dollar loans is increased from U.S. $40.0 million to U.S. $50.0 million.

•
During any “Acquisition Adjustment Period,” the Company’s Senior Leverage Ratio, determined as of the end of each of its fiscal quarters, may not exceed 3.00 to 1.00. At all other times, the Senior Leverage Ratio, as of the end of any fiscal quarter, may not exceed 2.50 to 1.00.

The term “Acquisition Adjustment Period” is defined to mean a period elected by the Company beginning with the purchase price funding date for any “Material Acquisition,” and continuing through the earlier of (i) the last day of the period of four consecutive fiscal quarters beginning with the fiscal quarter in which the Material Acquisition occurred or (ii) the Company’s election to terminate the Acquisition Adjustment Period. The term “Material Acquisition” is defined to mean the purchase of Houston Interests and any individual acquisition which equals or exceeds $50.0 million or any series of acquisitions in the same fiscal quarter in which the aggregate consideration equals or exceeds $50.0 million.

The summary of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the Lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to the Company and/or its affiliates for which the Company and/or its affiliates have paid, and expect to pay, customary fees.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On December 12, 2016, the transactions contemplated by the Purchase Agreement were consummated, and the seller sold all of the membership interests in Houston Interests to Matrix PDM. The description of the Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Amendment under the heading "Credit Agreement Amendment" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. In connection with the acquisition of Houston Interests, on December 12, 2016, the Company borrowed $46.0 million under the Credit Agreement to pay the purchase price.

Item 8.01.	Other Events.
On December 12, 2016, the Board of Directors approved a new stock buyback program (the "December 2016 Program"). Under the December 2016 Program, the Company may repurchase common stock of the Company in any calendar year commencing with calendar year 2016 and continuing through calendar year 2018, up to a maximum of $25.0 million per calendar year. The Company may repurchase its stock from time to time in the open market at prevailing market prices or in privately negotiated transactions. The December 2016 Program will continue through December 31, 2018 unless and until revoked by the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.
(a)    Financial statements of businesses acquired.
Financial statements will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b)    Pro forma financial information.
Pro forma financial information will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)    Exhibits.
The following exhibits are filed or furnished herewith:

Exhibit No.	Description
2+	Purchase Agreement.
10	Increase Agreement and Third Amendment to Third Amended and Restated Credit Agreement.
99	Press Release dated December 13, 2016, announcing the purchase of Houston Interests.
+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of any omitted schedules or exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 16, 2016
By: /s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2+	Purchase Agreement.
10	Increase Agreement and Third Amendment to Third Amended and Restated Credit Agreement.
99	Press Release dated December 13, 2016, announcing the purchase of Houston Interests.
+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of any omitted schedules or exhibits to the Commission upon request.